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                                   Exhibit 12



                COMPUTATION OF RATIO OF INCOME TO FIXED CHARGES


      The computation of the ratio of income to fixed charges is set forth in
Note 9 of Notes to Consolidated Financial Statements on page 46 of the Form
10-Q.